As filed with the Securities and Exchange Commission on September 29, 1999

                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   PSINET INC.
             (exact name of registrant as specified in its charter)

                  NEW YORK                                   16-1353600
     (State or other jurisdiction                             (I.R.S. Employer
   of incorporation or organization)                         Identification No.)

   510 Huntmar Park Dive, Herndon Virginia                    20170
   (Address of Principal Executive Offices)                 (Zip Code)

            PSINET INC. 1999 EMPLOYEE STOCK PURCHASE PLAN AND
          PSINET INC. 1999 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plan(s))

                              David N. Kunkel, Esq.
                              Executive Vice President, and General Counsel PSINet Inc.
                              510 Huntmar Park Drive
                              Herndon, Virginia  20170
                              (703) 904-4100
                           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copy to:
                           Deborah McLean Quinn, Esq.
                           Nixon Peabody LLP
                           900 Clinton Square
                           Rochester, New York 14604
                           (716) 263-1000
- ---------------------------------------------------------------------------
                  CALCULATION OF REGISTRATION FEE

                   Proposed          Proposed
Title of           Maximum           Maximum
Securities         Offering          Aggregate     Amount of
to be              Amount to be      price per     Offering     Registration
Registered(1)      Registered(1)     share(2)      Price(2)     Fee
- -------------      -------------     ----------    ----------   ------------
Common Stock       1,620,000 sh.      $38.91       $63,034,200    $17,523.51
$.01 par value

(1) This Registration Statement also covers any additional shares of the Registrant's Common Stock which become issuable under the Registrant's 1999 Employee Stock Purchase Plan or 1999 International

Employee Stock Purchase Plan with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected which results in an increase in the number of the Registrant's outstanding shares of Common Stock without the Registrant's receipt of consideration.


(2)Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the high ($41.3125) and low ($36.50)prices for the registrant's Common Stock on Nasdaq National Market System reported as of September 27, 1999.


Approximate date of commencement of the proposed issuance of the securities to the public: From time to time after the Registration Statement becomes effective.

         Part II

         INFORMATION REQUIRED IN THE
         REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents which have been filed by PSINet Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934.

         (b) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 31, 1998, including specifically, but not limited to, the Company's Quarterly Reports on Form 10-Q for the quarterly periods ending March 31, 1999 and June 30, 1999, and the Company's Forms 8-Ks dated April 27, 1999, May 7, 1999, July 6, 1999, July 16, 1999, August 22, 1999 and September 16, 1999.

         (c) The description of the Company's Common Stock contained in the Company's registration statement filed under Section 12 of the Securities and Exchange Act, including all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The New York Business Corporation Law (the "BCL") provides that if a derivative action is brought against a director or officer of a corporation, the corporation may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her, in connection with the defense or settlement of such action, if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the corporation. In a nonderivative action or threatened action, the BCL provides that a corporation may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation.

         Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the bylaws of a corporation or, when authorized by such certificate of incorporation or bylaws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

         The above is a general summary of certain provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

         Article V, Section 1 of the Company's By-Laws contains provisions requiring indemnification by the Company of its directors and officers against certain liabilities and expenses which they may incur as directors and officers of the Company or of certain other entities in accordance with Sections 722-723 of the BCL.

         Section 726 of the BCL also contains provisions authorizing a corporation to obtain insurance on behalf of any director and officer against liabilities, whether or not the corporation would have the power to indemnify against such liabilities. Article V, Section 5 indicates that the Company may, but need not, maintain insurance insuring the Corporation or persons entitled to indemnification under Section 1 of Article V of the By-Laws for liabilities against which they are entitled to indemnification under Article V of the By-Laws or insuring such persons for liabilities against which they are not entitled to indemnification under Article V of the By-Laws.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  See Exhibit Index.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia, on the 28th day of September, 1999.

                                   PSINET INC.



                                            /s/ William L. Schrader
                                   By:      ------------------------------
                                            William L. Schrader
                                            Chairman of the Board of
                                            Directors and Chief
                                            Executive Officer



KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints William L. Schrader, Harold S. Wills, David N. Kunkel and Edward D. Postal, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  /s/ William L. Schrader      Director and Chief         September 28, 1999
- -----------------------------  Executive Officer
       William L. Schrader     (Principal Executive
                                            Officer)

  /s/ Harold S. Wills          Director, President        September 28, 1999
- -----------------------------  and Chief Operating
      Harold S. Wills          Officer


  /s/ David N. Kunkel          Director, Executive        September 28, 1999
- -----------------------------  Vice President and
      David N. Kunkel          General Counsel


  /s/ Edward D. Postal         Senior Vice President      September 28, 1999
- -----------------------------  and Chief Financial
      Edward. D. Postal        Officer   (Principal
                               (Financial Officer)


  /s/ Michael J. Malesardi     Vice President and         September 28, 1999
- -----------------------------  Controller (Principal
       Michael J. Malesardi    Accounting Officer)


  /s/ William H. Baumer        Director                   September 28, 1999
- -----------------------------
      William H. Baumer

  /s/ Ian P. Sharp             Director                   September __, 1999
- -----------------------------
      Ian P. Sharp

  /s/ Ralph J. Swett           Director                   September 28, 1999
- -----------------------------
      Ralph J. Swett

                                  EXHIBIT INDEX

Exhibit No.          Description                              Location
- -----------          -----------                           ----------------

    4-1        PSINet Inc. 1999 Employee                    Filed Herewith
                Stock Purchase Plan

    4-1(a)     PSINet Inc. 1999                             Filed Herewith
               International Employee
               Stock Purchase Plan

    5-1        Opinion of Nixon Peabody LLP                 Filed Herewith
                as to legality of the Plan and the
               Common Stock

    23-1       Consent of Nixon Peabody LLP                 Contained in opinion
                                                            filed as Exhibit 5-1
                                                            to this Registration
                                                            Statement

    23-2       Consent of PricewaterhouseCoopers LLP       Filed Herewith


    23-3       Consent of Arthur Andersen LLP, independent Filed Herewith accountants